Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact:	Larry Gerdes, CEO, larry.gerdes@trcr.com Lance Cornell, CFO, lance.cornell@trcr.com
404-364-8000

April 23, 2007

(BW) (TRANSCEND SERVICES, INC.) (TRCR)

TRANSCEND REPORTS 30% REVENUE GROWTH

AND EARNINGS PER SHARE OF $0.15 FOR THE FIRST QUARTER

Atlanta, Georgia. TRANSCEND SERVICES, INC. (Nasdaq Market: TRCR) today announced its results for the quarter ended March 31, 2007.

Revenue for the first quarter of 2007 was $10,422,000, an increase of $2,410,000, or 30%, over first quarter 2006 revenue of $8,012,000. Earnings per share was $0.15 in the first quarter of 2007 compared to $0.02 in the first quarter of 2006.

The $2,410,000 increase in revenue consisted of revenue from new customers of $1,898,000, revenue contributed from the January 16, 2007 acquisition of OTP Technologies, Inc. of $341,000 and increased revenue from existing customers of $593,000, offset by a decrease in revenue of $409,000 from customers who terminated their contracts in the first half of 2006 and a decrease in other revenue of $13,000.

Jeff McKee, Senior Vice President of Sales and Marketing, stated, “We are extremely pleased with our rate of revenue growth over the last two quarters. Virtually all of the $7 million of new business sold in 2006 has now been successfully implemented. In addition, we have sold new business in 2007 which represents approximately $1.5 million in annual revenue. We expect to implement these new customers during the second quarter.”

Gross profit increased $1,429,000, or 81%, to $3,184,000 in the first quarter of 2007 from $1,755,000 in the first quarter of 2006. As a percentage of revenue, gross profit increased to 31% in the first quarter of 2007 from 22% in the first quarter of 2006. The improvement is attributable to the rollout of the Company’s speech recognition-enabled BeyondTXT platform, the growth of the semi-variable portion of direct costs at a slower rate than the rate of revenue growth and the use of offshore transcription resources.

Sue McGrogan, Chief Operating Officer, stated, “Improving our gross profit as a percentage of revenue to 31% is a gratifying milestone for us. I cannot thank our employees enough for all of the work that has gone into the rollout of our speech recognition-enabled BeyondTXT platform. Roughly 22% of the Company’s total volume is now edited on BeyondTXT. Our gross profit has also been positively impacted by the increase in our offshore production, which now represents 9% of total Company volume. We expect both BeyondTXT editing and offshore volume to increase steadily over the course of the year.”

Other operating expenses, consisting of selling, research and development, general and administrative, and depreciation and amortization expenses, increased by $291,000, or 20%, to $1,755,000, or 17% of revenue, in the first quarter of 2007 compared to $1,464,000, or 18% of revenue, in the first quarter of 2006. The increase in other operating expenses can be attributed to the overall growth in the business, including an increase in staffing and compensation and the Company’s match to our employee’s 401k retirement plan contributions. The reduction in other operating expenses as a percentage of revenue can be attributed to ongoing control over operating expenses as the Company grows.

Net income for the first quarter of 2007 was $1,297,000, or $0.15 per share, compared to $150,000, or $0.02 per share, in the first quarter of 2006. Net income was 12% of revenue in the first quarter of 2007 compared to 2% of revenue in the first quarter of 2006.

Cash flow from operations for the first quarter of 2007 was $1,571,000.

As of March 31, 2007, the Company had $653,000 of cash. Accounts receivable of $4,807,000 represented 42 days of revenue outstanding. The Company had $1,696,000 of working capital and a current ratio of 1.4:1. Total debt decreased to $3,442,000 as of March 31, 2007 compared to $4,290,000 as of December 31, 2006 despite the addition of $850,000 of debt related to the January 2007 acquisition of OTP Technologies, Inc.

Lance Cornell, Chief Financial Officer, stated, “The increase in operating income to 14% of revenue in the first quarter of 2007 from 4% in the first quarter of 2006 demonstrates once again the leverage inherent in our operations when we add significant new business, increase our editing and offshore volume and control operating expenses. I am pleased with our cash flow from operations for the quarter and the resulting reduction in debt. The acquisition of OTP Technologies, Inc. contributed approximately one cent to our first quarter earnings per share. We are excited to be working with Morgan Keegan in our effort to complete larger acquisitions in the future.”

Larry Gerdes, President and Chief Executive Officer, concluded, “I couldn’t be more pleased with our first quarter results. It is important to point out that the key reason for our success is that we have become a far more customer-centric company over the last two years. Our ability to consistently deliver excellent service has resulted in low customer attrition and increased revenue from customer referrals. We are proud of the increased level of customer loyalty to Transcend and realize we have to continue to earn this loyalty every day. I want to thank our employees for their zealous dedication to our customers. We are committed to making Transcend the best medical transcription company to work for and to do business with in our industry.”

Conference Call

Transcend will host a conference call regarding this press release for investors, analysts and other interested parties on April 24, 2007 at 11:00 a.m. EDT. To participate in the conference call, please dial (800) 815-8193 (the US/Canada dial-in number) or (706) 643-2724 (the international dial-in number), enter the conference identification number 5022786 and, if asked, identify the conference name as Transcend Services and the leader name as Larry Gerdes. A replay of the conference call will be available by dialing (800) 642-1687 (US/Canada) or (706) 645-9291 (international) and entering the conference identification number 5022786 from two hours after the completion time of the conference call until midnight on April 30, 2007.

About Transcend Services, Inc.

Transcend believes that accurate, reliable and timely transcription creates the foundation for the patient medical record. To this end, the Company has created Internet-based, speech-recognition enabled, voice-to-text systems that allow its skilled medical language specialists to securely and quickly produce the highest quality medical documents. The Company’s wide range of transcription and editing services encompass everything needed to securely receive, type, edit, format and distribute electronic copies of physician-dictated medical documents, from overflow projects to complete transcription outsourcing.

For more information, visit http://www.transcendservices.com.

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, Section 27A of the Securities Act of 1933, as amended and pursuant to the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may relate to financial results and plans for future business activities, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are competitive pressures, loss of significant customers, the mix of revenue, changes in pricing policies, delays in revenue recognition, lower-than-expected demand for the Company’s products and services, business conditions in the integrated health care delivery network market, general economic conditions, and the risk factors detailed from time to time in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such speak only as of the date made.

(Unaudited Financial Statements Follow)

TRANSCEND SERVICES, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31, 2007	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$653,000	$215,000
Accounts receivable, net of allowance for doubtful accounts of $162,000 and $115,000 at March 31, 2007 and December 31, 2006, respectively	4,807,000	4,578,000
Prepaid expenses and other current assets	184,000	78,000

Total current assets	5,644,000	4,871,000

Property and equipment:
Computer equipment	3,386,000	3,371,000
Software	3,018,000	2,907,000
Furniture and fixtures	291,000	291,000

Total property and equipment	6,695,000	6,569,000
Accumulated depreciation and amortization	(5,396,000)	(5,235,000)

Property and equipment, net	1,299,000	1,334,000

Intangible assets:
Goodwill	4,536,000	3,686,000
Other intangible assets	855,000	575,000

Total intangible assets	5,391,000	4,261,000
Accumulated amortization	(254,000)	(216,000)

Intangible assets, net	5,137,000	4,045,000
Other assets	389,000	370,000

Total assets	$12,469,000	$10,620,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Term loan	$159,000	$—
Promissory note payable to related parties	1,277,000	1,209,000
Accounts payable	386,000	250,000
Accrued compensation and benefits	1,474,000	1,233,000
Other accrued liabilities	652,000	518,000

Total current liabilities	3,948,000	3,210,000

Long term liabilities:
Line of credit	699,000	1,163,000
Term loan	361,000	—
Promissory note payable to related parties	220,000	1,167,000
Promissory note payable	726,000	751,000
Other liabilities	19,000	22,000

Total long term liabilities	2,025,000	3,103,000

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value; 2,000,000 shares authorized and no shares outstanding at March 31, 2007 and December 31, 2006	—	—
Common Stock, $0.05 par value; 15,000,000 shares authorized at March 31, 2007 and December 31, 2006; 8,157,000 and 7,842,000 shares issued and outstanding at March 31, 2007 and December 31, 2006, respectively	408,000	392,000
Additional paid-in capital	29,231,000	28,355,000
Retained deficit	(23,143,000)	(24,440,000)

Total stockholders’ equity	6,496,000	4,307,000

Total liabilities and stockholders’ equity	$12,469,000	$10,620,000

TRANSCEND SERVICES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended March 31,
	2007	2006
Revenue	$10,422,000	$8,012,000
Direct costs	7,238,000	6,257,000

Gross profit	3,184,000	1,755,000

Operating expenses:
Sales and marketing	132,000	105,000
Research and development	141,000	89,000
General and administrative	1,282,000	1,071,000
Depreciation and amortization	200,000	199,000

Total operating expenses	1,755,000	1,464,000

Operating income	1,429,000	291,000
Interest expense, net	115,000	120,000
Other expense	—	14,000

Total interest and other expense	115,000	134,000

Income before income taxes	1,314,000	157,000
Income taxes	17,000	7,000

Net income	$1,297,000	$150,000

Basic earnings per share:
Net earnings per share	$0.16	$0.02

Weighted average shares outstanding	8,053,000	7,906,000

Diluted earnings per share:
Net earnings per share	$0.15	$0.02

Weighted average shares outstanding	8,549,000	7,942,000